Exhibit 10.3

Amendment to Distribution Agreement

THIS AMENDMENT IS MADE TO AN AGREEMENT, made the first day of August, 2010 by and between Lin’an Fengye Food Co., Ltd. , a corporation duly organized under the laws of the People’s Republic of China having its principal place of business at Maoli Village, Longgang Town, Lin’an City, Zhejiang Province, 311322 (hereinafter "SUPPLIER"), and Mega World Food Limited, a corporation duly organized under the laws of Hong Kong Special Administration Region of the PRC, with its registered address at ROOM C1D, 6/F, WING HING INDUSTRIAL BUILDING, 14 HING YIP STREET, KWUN TONG, KOWLOON, HONG KONG (hereinafter "DISTRIBUTOR").

1.
Section 2.1 is amended to add the following:  Notwithstanding the foregoing, Distributor is not prohibited from distributing products produced and supplied by entities other than the Supplier.  In addition, Section 2.1 is amended to remove the word “exclusive.”

2.	Section 5.1 is amended to read as follows:

5.1  Prices and Purchase Requirements.  The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be the same price as Supplier charges other non-affiliated third party distributors or other sales made on a wholesale basis as modified from time to time in Supplier’s discretion but only if the same modification is made for other non-affiliated third party distributors or wholesale purchasers.  Supplier agrees that it will not require Distributor to purchase a quantity of products in excess of that which Distributor can reasonably afford or reasonably expect to sell in within two to three months of its purchase of the Products.

IN WITNESS WHEREOF, The parties have caused this Agreement to be executed on January 12, 2011.

Mega World Food Limited, a corporation duly organized under the laws of Hong Kong Special Administration Region of the PRC

By: /s/ Xiaozhong Wu, President

 Xiaozhong Wu, President

Lin’an Fengye Food Co., Ltd., a corporation duly organized under the laws of the People’s Republic of China

By:  /s/ Xiaozhong Wu, President

  Xiaozhong Wu, President